Fifth Third Bancorp 4Q18 Earnings Presentation January 22, 2019 Refer to earnings release dated January 22, 2019 for further information. Exhibit 99.2

FORWARD-LOOKING STATEMENTS This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, Fifth Third Bancorp’s and MB Financial, Inc.’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections. In addition to factors previously disclosed in Fifth Third Bancorp’s and MB Financial, Inc.’s reports filed with or furnished to the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval of the merger by MB Financial, Inc.’s stockholders on the expected terms and schedule, including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; difficulties and delays in integrating the businesses of MB Financial, Inc. or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of Fifth Third Bancorp’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. In this presentation, we may sometimes use non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. If applicable, we provide GAAP reconciliations for non-GAAP financial measures in a later slide in this presentation, which is also available in the investor relations section of our website, www.53.com. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Bancorp's control or cannot be reasonably predicted. For the same reasons, the Bancorp's management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. We provide a discussion of non-GAAP measures and reconciliations to the most directly comparable GAAP measures in later slides in this presentation, as well as on pages 26 through 28 of our 4Q18 earnings release. IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT In connection with the proposed merger, Fifth Third Bancorp has filed with the SEC a Registration Statement on Form S-4 that includes the Proxy Statement of MB Financial, Inc. and a Prospectus of Fifth Third Bancorp, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Fifth Third Bancorp and MB Financial, Inc., may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Fifth Third Bancorp at ir.53.com or from MB Financial, Inc. by accessing MB Financial, Inc.’s website at investor.mbfinancial.com.   Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Fifth Third Investor Relations at Fifth Third Investor Relations, MD 1090QC, 38 Fountain Square Plaza, Cincinnati, OH 45263, by calling (866) 670-0468, or by sending an e-mail to ir@53.com or to MB Financial, Attention: Corporate Secretary, at 6111 North River Road, Rosemont, Illinois 60018, by calling (847) 653-1992 or by sending an e-mail to dkoros@mbfinancial.com. Fifth Third Bancorp and MB Financial, Inc. and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of MB Financial, Inc. in respect of the transaction described in the Proxy Statement/Prospectus. Information regarding Fifth Third Bancorp’s directors and executive officers is contained in Fifth Third Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated March 6, 2018, which are filed with the SEC. Information regarding MB Financial, Inc.’s directors and executive officers is contained in its Proxy Statement on Schedule 14A filed with the SEC on April 3, 2018. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger. Free copies of this document may be obtained as described in the preceding paragraph.

Strategic priorities for the company 1 3 Achieve financial targets under Project NorthStar Invest to drive organic growth and profitability 2 Successfully integrate MB Financial and realize synergies Focused on generating positive operating leverage in all environments 4 Accelerate our digital transformation

4Q18 highlights

- Generated strong loan & core deposit growth
- NIM expansion exceeded prior guidance
- Generated record commercial originations & corporate banking revenue
- Disciplined expense management
- Remain on-track to achieve NorthStar targets[1,2]
  - Adjusted ROTCE up ~440 bps
  - Adjusted ROA up ~30 bps
  - Adjusted efficiency ratio down ~310 bps

Adopted new accounting policy related to LIH; no meaningful impact to 4Q18 EPS

Change in policy retrospectively applied to financial results; See page 23 of this presentation for summary reconciliation

	Reported[2]	Adjusted[3]
EPS	$0.64	$0.69
ROA	1.25%	1.34%
ROE	11.8%	12.7%
ROTCE	14.3%	15.4%
NIM	3.29%	3.29%
Efficiency ratio	58.8%	56.8%

- **NCO ratio: 0.35%**
- **NPA ratio: 0.41%**
- **Criticized asset ratio[4]: 3.34%**

[1]All comparisons are YoY; [2]Reported ROTCE, NIM, and efficiency ratio are Non-GAAP measures: see reconciliation on pages 21-22 of this presentation and the use of non-GAAP measures on pages 26-28 of the earnings release; [3]For adjusted EPS: see reconciliation on page 5 of this presentation and page 2 of the earnings release, for other Non-GAAP measures: see reconciliation on pages 21 and 22 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release; [4]Commercial criticized assets as a percentage of total commercial loans excluding HFS

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4Q18 in review

	4Q18	Seq. Δ	YoY Δ
Average balances *($ in millions)*			
Total loans & leases (ex. HFS)	$94,757	2%	3%
Core deposits	$104,087	3%	4%
Income statement *($ in millions)*			
Net interest income (FTE)[1]	1,085	4%	13%
Provision for loan & lease losses	95	10%	42%
Noninterest income	575	2%	-
Noninterest expense	977	1%	-
Net income attributable to Bancorp	$455	4%	(14%)
Net income available to common shareholders	$432	3%	(14%)
Financial ratios			
Earnings per share, diluted	$0.64	5%	(9%)
Net interest margin (FTE)[1]	3.29%	6bps	27bps
Efficiency ratio (FTE)[1]	58.8%	(140bps)	(450bps)
Return on average assets	1.25%	(3bps)	(23bps)
Return on average common equity	11.8%	(40bps)	(150bps)
Return on average tangible common equity[1]	14.3%	(50bps)	(170bps)

4Q18 reported EPS of $0.64 included a negative $0.05 impact from the following items:

- $27MM pre-tax (~$21MM after-tax[2]) merger-related expenses
- $21MM pre-tax (~$17MM after-tax[2]) securities loss related to our ownership stake in GreenSky
- $7MM pre-tax (~$6MM after-tax[2]) benefit related to the valuation of the Visa total return swap

4Q18 adjusted EPS of $0.69[3]

[1]Non-GAAP measure: see reconciliation on pages 21 and 22 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release; [2]Assumes a 21% tax rate; [3]Average diluted common shares outstanding (thousands); 662,966

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Balance sheet

Loan & lease balances



Total average balance; $ billions
Loan & lease balances exclude HFS
$92.3
$93.2
$94.8
$35.4
$35.5
$35.5
3.80%
4.41%
4.61%
$56.9
$57.7
$59.2
4Q17
3Q18
4Q18
Commercial
Consumer
Total loan yield

Securities[1] and short-term investments



$32.8
$34.0
$34.9
$31.3
$32.6
$33.4
3.15%
3.20%
3.27%
4Q17
3Q18
4Q18
Securities[1]
Short-term investments
Taxable securities yield

Core deposit balances



$100.2
$101.5
$104.1
$56.8
$58.7
$59.0
$43.5
$42.8
$45.0
0.43%
0.74%
0.88%
4Q17
3Q18
4Q18
Commercial
Consumer
Total IB core deposit rate

Current outlook *(Fifth Third standalone)*

(average balances, incl. HFS)

- **Commercial loans & leases:** **1Q19:** up ~1% from 4Q18 **FY19:** up ~5% from FY18
- **Consumer loans:** **1Q19:** stable from 4Q18 **FY19:** up ~1% from FY18

[1]Available-for-sale debt and other securities at amortized cost; previous disclosures included available-for-sale equity securities which are now disclosed separately in the financial results

See forward looking statements on page 2

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Net interest income[1]



$990
$1,047
$1,085
$963
3.10%[2]
3.23%
3.29%
Total net interest income; $ millions
4Q17
3Q18
4Q18
NII
NIM
Adjusted NII

4Q18 vs. 4Q17

- NII up $95 million, or 10%, vs. adjusted 4Q17
- NIM up 19 bps vs. adjusted 4Q17
- Primary performance drivers:
  - Higher short-term market rates
  - Growth in interest-earning assets

4Q18 vs. 3Q18

- NII up $38 million, or 4%
- NIM up 6 bps
- Primary performance drivers:
  - Loan growth
  - Higher short-term market rates

Current outlook *(Fifth Third standalone; assumes no 2019 rate hikes)*

- **1Q19:** NII down 1.5 - 2% from 4Q18
- **FY19:** NII up ~3% from FY 2018; NIM up 2 - 3 bps from FY 2018

[1]Net interest income (NII), adjusted NII, and net interest margin (NIM) are on a fully-taxable equivalent basis; non-GAAP measure: see reconciliation on pages 21 and 22 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release; [2]3.10% represents the adjusted NIM; Reported 4Q17 NIM of 3.02% was impacted by a $27 million remeasurement related to the tax treatment of certain leases.

See forward-looking statements on page 2

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Noninterest income



$577
$587
$563
$586
$575
$600
Total noninterest income; $ millions
4Q17
3Q18
4Q18
Noninterest income
Adjusted noninterest income, ex. securities gains/losses[1]

4Q18 vs. 4Q17

- Adjusted noninterest income[1] up $13 million, or 2%
- Performance drivers:
  - Record corporate banking revenue (driven by syndication revenue & record M&A advisory fees)
  - Increased card and processing revenue
  - Partially offset by lower private equity income and lower Worldpay equity method earnings from lowered ownership interest

4Q18 vs. 3Q18

- Adjusted noninterest income[1] up $14 million, or 2%
- Performance drivers:
  - Record corporate banking revenue (driven by syndication revenue & record M&A advisory fees)
  - Worldpay TRA revenue
  - Partially offset by lower private equity investment income

Current outlook *(Fifth Third standalone)*

- **1Q19:** Stable from adjusted 1Q18 (of $553 million)
- **FY19:** up ~2% from adjusted FY18 (of $2.306 billion)

[1]Non-GAAP measure: see reconciliation on pages 21 and 22 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release
See forward-looking statements on page 2

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Noninterest expense 4Q18 vs. 4Q17 4Q18 vs. 3Q18 Adjusted noninterest expense1 up $5 million, or 1% Performance drivers: Increased compensation-related expense Continued technology investments Partially offset by the elimination of the FDIC surcharge Adjusted noninterest expense1 down $20 million, or 2% Performance drivers: Elimination of the FDIC surcharge Lower other noninterest expense Partially offset by higher incentive-based compensation payments and technology investments 1Non-GAAP measure: see reconciliation on pages 21 and 22 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release See forward-looking statements on page 2 1Q19: Up 1.5 - 2% from adjusted 1Q18 (of $992 million) FY19: Up ~1% from adjusted 2018 (of $3.865 billion) Total noninterest expense; $ millions Current 1Q19 outlook (Fifth Third standalone; excluding acquisition-related expenses)

Credit quality overview 1Excludes HFS loans; 2Commercial criticized assets as a percentage of total commercial loans excluding HFS See forward-looking statements on page 2 Net charge-offs of 0.35%, up 2 bps compared to the year-ago quarter; up 5 bps compared to the prior quarter Commercial net charge-offs flat compared to the prior quarter Consumer net charge-offs up 11 bps compared to the prior quarter NPA ratio of 0.41%, down 12 bps compared to the year-ago quarter; down 7 bps compared to the prior quarter Nonperforming assets at an 18 year low Criticized asset ratio down 160 bps compared to the year-ago quarter; down 11 bps compared to the prior quarter Criticized asset ratio remains at the lowest level in ~20 years Nonperforming assets1 Net charge-offs Criticized assets2 $ millions $ millions Provision reflective of loan growth Current 1Q19 outlook (Fifth Third standalone)

Strong capital and liquidity position 1Current period regulatory capital ratio is estimated Common Equity Tier 1 ratio (Basel III)1 Modified LCR CET1 ratio of 10.2%, down 37 bps compared to the year-ago quarter and down 43 bps compared to the prior quarter Current period CET1 ratio negatively impacted ~11 bps due to change in accounting policy related to LIHTC Continue to expect migration towards 9 - 9.5% CET1 ratio Executed $400MM in share repurchases (14.9MM shares) Received non-objected to re-submitted CCAR 2018 capital plan Authorized to execute additional $900MM in repurchases and raise dividend to $0.24 by 2Q19

Current outlook

Standalone Fifth Third Outlook

Loans & leases *(average balances, incl. HFS)*	• **1Q19:** Commercial up ~1%; Consumer stable from 4Q18 • **FY19:** total loans & leases up 3 - 3.5% from FY18
NII (FTE)[1]	• **1Q19:** down 1.5 - 2% from 4Q18 (with no 2019 rate hikes) • **FY19:** up ~3% from FY 2018 (with no 2019 rate hikes)
NIM (FTE)[1]	• **FY19:** up 2 - 3 bps from FY 2018 (with no 2019 rate hikes)
Noninterest income	• **1Q19:** stable from adjusted 1Q18 (of $553 million) • **FY19:** up ~2% from adjusted FY18 (of $2.306 billion)
Noninterest expense	• **1Q19:** up 1.5 - 2% from adjusted 1Q18 (of $992 million) • **FY19:** up ~1% from adjusted FY18 (of $3.865 billion)
Effective tax rate	• **FY19:** 21 - 22% (reflects impact of new accounting policy)
Credit items	• Provision primarily reflective of loan growth

MB Outlook

- Expect to close in 1Q19
- Expect to realize previously announced expense and revenue synergies
  - Pre-tax expense synergies of ~$255MM (50% year 1; 100% year 2)
  - $60 - 75MM revenue synergies identified (pre-tax, net of expenses) by year 3
- Expense synergies exclude core deposit intangible expense (currently assumed to be $25 -$30 million in year 1)

Outlook as of January 22, 2019;
please see cautionary statement on page 2 regarding forward-looking statements

[1]Non-GAAP measure: see forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 26-28 of the earnings release.

Note: Previous and current outlook excludes potential, but currently unforecasted, items, such as any potential Worldpay gains or losses, future capital actions, or changes in regulatory accounting guidance

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Strategic priorities for the company Focused on top quartile through-the-cycle performance to create long term shareholder value 1 3 2 4 Achieve financial targets under Project NorthStar Successfully integrate MB Financial and realize synergies Invest to drive organic growth and profitability Accelerate our digital transformation

Appendix

Pre-provision net revenue[1]



Pre-provision net revenue; $ millions
$565
$633
$640
$665
$683
$724
4Q17
3Q18
4Q18
PPNR
Adjusted PPNR

4Q18 vs. 4Q17

- Adjusted PPNR up 14%, driven by:
  - Increased NII driven primarily from earning asset growth and higher short-term rates
  - Partially offset by 1% increase in expenses

4Q18 vs. 3Q18

- Adjusted PPNR up 9%, driven by:
  - Increased NII driven primarily from loan growth and higher short-term rates
  - Lower expenses (including impact of FDIC surcharge, partially offset by elevated incentive based payments and technology investments)

Efficiency ratio trend[1]



63.3%
59.9%
52.4%
64.4%
55.5%
59.9%
60.2%
59.3%
58.8%
56.8%
4Q17
1Q18
2Q18
3Q18
4Q18
Reported efficiency ratio
Adjusted efficiency ratio

[1]PPNR, Adjusted PPNR, efficiency ratio and adjusted efficiency ratio are non-GAAP measures: see reconciliation on pages 21 and 22 of this presentation and use of non-GAAP measures on pages 26-28 of the earnings release

See forward-looking statements on page 2

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Strong liquidity profile

Unsecured debt maturities



$ millions – excl. Retail Brokered & Institutional CDs
$3,100
$2,150
$3,150
$1,200
$3,962
2019
2020
2021
2022
2023
2024 on
Fifth Third Bancorp
Fifth Third Bank
First Charter Capital Trust

Heavily core funded



As of 12/31/2018
Long-term debt 10%
Demand 22%
Equity 11%
Other liabilities 3%
Short term borrowings 2%
Non-core deposits 2%
Foreign Office <1%
Consumer time 3%
Savings/ MMDA 24%
Interest checking 23%

Holding company:

- Modified LCR of 128%
- Holding Company cash as of December 31, 2018: $3.1B
- Cash currently sufficient to satisfy all fixed obligations in a stressed environment for ~21 months (debt maturities, common and preferred dividends, interest, and other expenses) without accessing capital markets, relying on dividends from subsidiaries or any other actions
- The Holding Company did not issue any long-term debt in 4Q18

Bank entity:

- The Bank did not issue any long-term debt in 4Q18
- Available and contingent borrowing capacity (4Q18):
  - FHLB ~$10.9B available, ~10.9B total
  - Federal Reserve ~$34.3B

2019 funding plans

- In 2019, Fifth Third expects to issue sufficient long-term debt to maintain its current ratings under the Moody's LGF methodology

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Balance sheet positioning

Investment portfolio

- 57% allocation to bullet/ locked-out cash flow securities
- Yield: 3.27%
- Effective duration of 5.0[5]
- Net unrealized pre-tax loss: $298MM
- 99% AFS



18%
36%
46%

Level 1	100% Fix | 0% Float
Level 2A	100% Fix | 0% Float
Non-HQLA/ Other	80% Fix | 20% Float

Commercial loans[1,2,3]

$13.6B fixed | $45.3B variable [1,2,3]

- 1ML based: 65%[6]
- 3ML based: 6%[6]
- Prime based: 4%[6]
- Weighted avg. life: 1.5 years



5%
8%
12%
75%

C&I	21% Fix | 79% Float
Coml. mortgage	19% Fix | 81% Float
Coml. construction	1% Fix | 99% Float
Coml. lease	100% Fix | 0% Float

Consumer loans[1]

$26.2B fixed | $10.0B variable [1]

- 1ML based: 2%[7]
- 12ML based: 2%[7]
- Prime based: 22%[7]
- Weighted avg. life: 3.4 years
  - Auto: 1.5 years



7%
7%
17%
44%
25%

Resi mtg.& construction	91% Fix | 9% Float
Auto	100% Fix | 0% Float
Home equity	10% Fix | 90% Float
Credit card	24% Fix | 76% Float
Other	61% Fix | 39% Float

Long-term debt[4]

$9.8B fixed | $4.6B variable [4]

- 1ML based: 9%[8]
- 3ML based: 23%[8]
- Weighted avg. life: 4.0 years



1%
4%
19%
76%

Senior debt	65% Fix | 35% Float
Sub debt	74% Fix | 26% Float
Auto securiz. proceeds	97% Fix | 3% Float
Other	60% Fix | 40% Float

Total interest earning assets ~$132B; $71B fixed | $61B variable

Data as of 12/31/18; [1]Includes HFS Loans & Leases; [2]Fifth Third had $5.0B of variable loans classified as fixed given the 1ML receive-fix swaps outstanding against C&I loans; [3]Excludes forward starting swaps & floors; [4]Fifth Third had $2.21B 3ML receive-fix swaps and $1.25B 1ML receive-fix swaps outstanding against long-term debt, which are being included in floating, long-term debt with swaps outstanding reflected at fair value; [5]Effective duration of the taxable available for sale portfolio; [6]As a percent of total commercial; [7]As a percent of total consumer; [8]As a percent of total long-term debt

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Interest rate risk management Estimated NII sensitivity profile and ALCO policy limits Estimated NII sensitivity with deposit beta changes Estimated NII sensitivity with demand deposit balance changes 1 Effective duration of the taxable available for sale portfolio; 2Re-pricing percentage or “beta” is the estimated change in yield over 12 months as a result of a shock or ramp 100 bps parallel shift in the yield curve Note: data as of 12/31/18; actual results may vary from these simulated results due to differences between forecasted and actual balance sheet composition, timing, magnitude, and frequency of interest rate changes, as well as other changes in market conditions and management strategies. Interest rate sensitivity tables are based on conservative deposit assumptions (up rate scenarios): 70% beta on all IB deposit and sweep balances No modeled re-pricing lag on deposits Utilizes forecasted balance sheet with incremental DDA runoff assumed NII is near asset/liability neutral over the next 12 months in the up rate scenarios with betas assumed at 70% and no re-pricing lag: As of 12/31/18, 69% of loans were floating rate net of existing swaps (77% of commercial; 28% of total consumer) 4Q18 activity included terminating $3.15 billion out of the money hedges maturing in 2019 and adding: $4 billion in spot-starting swaps, $1 billion in forward-starting swaps, and $3 billion in forward-starting floors to add protection against lower interest rates in the coming years Short-term borrowings represent approximately 13% of total wholesale funding, or 2% of total funding Approximately $11 billion in non-core funding matures beyond one year

4Q17 1Q18 2Q18 3Q18 4Q18 373 $ 306 $ 322 $ 305 $ 278 $ Transfers to nonaccrual status 53 100 72 58 24 Transfers to accrual status (27) - - ($3) - Transfers to held for sale - ($24) ($1) - ($3) Transfers to held for sale and sold (1) - - - - Loan paydowns/payoffs (59) (45) (43) (47) (40) Transfers to OREO - ($2) - - Charge-offs (36) (35) (54) (36) (34) Draws/other extensions of credit 3 22 9 1 4 306 $ 322 $ 305 $ 278 $ 228 $ Beginning NPL amount Ending Commercial NPL NPL rollforward1 1Loan balances exclude nonaccrual loans HFS Commercial $ millions Consumer $ millions Total NPL $ millions (1)

Balance and credit loss trends1 Commercial & industrial Residential mortgage Commercial mortgage Commercial construction Home equity Automobile Average Portfolio Balance NCOs as a % of average portfolio loans 1All balances are in billions

Regulation G non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries
Regulation G Non-GAAP Reconciliation
$ and shares in millions
(unaudited)

	For the Three Months Ended				
	December 2018	September 2018	June 2018	March 2018	December 2017
Net income attributable to Bancorp (U.S. GAAP) (a)	$455	$436	$602	$701	$527
Net income attributable to Bancorp (U.S. GAAP) (annualized) (b)	$1,805	$1,730	$2,415	$2,843	$2,091
Net income available to common shareholders (U.S. GAAP) (c)	$432	$421	$579	$686	$504
Add: Intangible amortization, net of tax	1	1	1	1	-
Tangible net income available to common shareholders	$433	$422	$580	$687	$504
Tangible net income available to common shareholders (annualized) (d)	$1,718	$1,674	$2,326	$2,786	$2,000
Net income available to common shareholders (annualized) (e)	$1,714	$1,670	$2,322	$2,782	$2,000
Average Bancorp shareholders' equity (U.S. GAAP) (f)	$15,794	$15,994	$15,947	$16,146	$16,328
Less: **Average preferred stock (g)**	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
Average goodwill	(2,468)	(2,462)	(2,462)	(2,455)	(2,437)
Average intangible assets and other servicing rights	(32)	(29)	(30)	(27)	(25)
Average tangible common equity (h)	$11,963	$12,172	$12,124	$12,333	$12,535
Adjustments (pre-tax items)					
Vantiv/ Worldpay step-up gain	-	-	-	(414)	-
Litigation reserve charges	-	-	-	8	-
Branch network assessment charge	-	-	30	8	-
Valuation of Visa total return swap	(7)	17	10	39	11
Gain from GreenSky IPO	-	-	(16)	-	-
GreenSky securities losses	21	8	5	-	-
Merger-related expenses	27	-	-	-	-
Contribution for Fifth Third Foundation	-	-	10	-	15
One-time employee bonus	-	-	-	-	15
Leveraged lease remeasurement	-	-	-	-	27
Gain on sale of Vantiv/Worldpay shares	-	-	(205)	-	-
Compensation expense primarily related to staffing review	-	-	19	-	-
Adjustments - after-tax [1] **(i)**	$32	$20	($116)	($284)	$44
Adjustments - tax-related					
Income tax reduction from a remeasurement of the deferred tax liability	-	-	-	-	(220)
Tax expense related to gain on sale of Vantiv shares	-	-	-	-	20
Adjustments - tax-related (j)	-	-	-	-	($200)
Adjusted net income attributable to Bancorp [(a) + (i) + (j)]	$487	$456	$486	$417	$371
Adjusted net income attributable to Bancorp (annualized) (k)	$1,932	$1,809	$1,949	$1,693	$1,472
Adjusted net income available to common shareholders [(c) + (i) + (j)]	$464	$441	$463	$402	$348
Adjusted net income available to common shareholders (annualized) (l)	$1,841	$1,750	$1,857	$1,632	$1,381
Average assets (m)	$144,185	$141,654	$141,420	$141,450	$140,943
Metrics:					
Return on assets (b) / (m)	1.25%	1.22%	1.71%	2.01%	1.48%
Adjusted return on assets (k) / (m)	1.34%	1.28%	1.38%	1.20%	1.04%
Return on average common equity (e) / [(f) + (g)]	11.8%	11.4%	15.9%	18.8%	13.3%
Adjusted return on average common equity (l) / [(f) + (g)]	12.7%	11.9%	12.7%	11.0%	9.2%
Return on average tangible common equity (d) / (h)	14.3%	13.8%	19.2%	22.6%	16.0%
Adjusted return on average tangible common equity (l) / (h)	15.4%	14.4%	15.3%	13.2%	11.0%

See pages 26-28 of the earnings release for a discussion on the use of non-GAAP financial measures
[1]Pre-tax items: for 4Q18, 3Q18, 2Q18, and 1Q18 assume a 21% tax rate, for 4Q17 assume a 35% tax rate

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Regulation G non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries Regulation G Non-GAAP Reconciliation $ and shares in millions (unaudited)	For the Three Months Ended December 2018	 September 2018	 June 2018	 March 2018	 December 2017
Average interest-earning assets (n)	**$131,072**	**$128,799**	**$128,167**	**$127,546**	**$126,621**
Net interest income (U.S. GAAP)	$1,081	$1,043	$1,020	$996	$956
Add: FTE Adjustment	4	4	4	3	7
Net interest income (FTE) (o)	**$1,085**	**$1,047**	**$1,024**	**$999**	**$963**
Net interest income (FTE) (annualized) (p)	**$4,305**	**$4,154**	**$4,107**	**$4,052**	**$3,821**
Net interest income (FTE)	$1,085	$1,047	$1,024	$999	$963
Leveraged lease remeasurement	-	-	-	-	27
Adjusted net interest income (FTE) (q)	**$1,085**	**$1,047**	**$1,024**	**$999**	**$990**
Adjusted net interest income (FTE) (annualized) (r)	**$4,305**	**$4,154**	**$4,107**	**$4,052**	**$3,928**
Noninterest income (U.S. GAAP) (s)	**$575**	**$563**	**$743**	**$909**	**$577**
Valuation of Visa total return swap	(7)	17	10	39	11
GreenSky IPO gain	-	-	(16)	-	-
GreenSky securities losses	21	8	5	-	-
Branch network impairment charge	-	-	30	8	-
Vantiv/ Worldpay step-up gain	-	-	-	(414)	-
Gain on sale of Vantiv/Worldpay shares	-	-	(205)	-	-
Adjusted noninterest income (t)	**$589**	**$588**	**$567**	**$542**	**$588**
Securities (gains)/losses	11	(2)	-	11	(1)
Adjusted noninterest income, excluding securities (gains)/losses (x)	**$600**	**$586**	**$567**	**$553**	**$587**
Noninterest expense (U.S. GAAP) (u)	**$977**	**$970**	**$982**	**$1,000**	**$975**
Contribution for Fifth Third Foundation	-	-	(10)	-	(15)
One-time employee bonus	-	-	-	-	(15)
Compensation expense primarily related to staffing review	-	-	(19)	-	-
Merger-related expense	(27)	-	-	-	-
Litigation reserve increase	-	-	-	(8)	-
Adjusted noninterest expense (v)	**$950**	**$970**	**$953**	**$992**	**$945**
Metrics:					
Pre-provision net revenue [(o) + (s) - (u)]	**683**	**640**	**785**	**908**	**565**
Adjusted pre-provision net revenue [(q) + (t) - (v)]	**724**	**665**	**638**	**549**	**633**
Net interest margin (FTE) (p) / (n)	**3.29%**	**3.23%**	**3.21%**	**3.18%**	**3.02%**
Adjusted net interest margin (FTE) (r) / (n)	**3.29%**	**3.23%**	**3.21%**	**3.18%**	**3.10%**
Efficiency ratio (FTE) (u) / [(o) + (s)]	**58.9%**	**60.2%**	**55.6%**	**52.4%**	**63.3%**
Adjusted efficiency ratio (v) / [(q) + (t)]	**56.8%**	**59.3%**	**59.9%**	**64.4%**	**59.9%**

See pages 26-28 of the earnings release for a discussion on the use of non-GAAP financial measures

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Reconciliation of impact of accounting change